UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Earliest Event Date requiring this Report:    July 9, 2009
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CHDT CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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FLORIDA                               0-28331                            84-1047159
(State of Incorporation or   (Commission File Number)     (I.R.S. Employer
                                Organization)        Identification No.)

350 Jim Moran Blvd.
Suite 120
Deerfield Beach, Florida 33442
(Address of principal executive offices)

(954) 252-3440
 (Registrant's telephone number, including area code)

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities

On July 9, 2009, CHDT Corporation (“Company”) entered into a Stock Purchase Agreement (“Agreement”) with Involve, LLC, a private Florida limited liability company, (“Investor”) whereby the Company sold 1,000 restricted shares of a newly authorized Series C Convertible Preferred Stock, $1.00 par value per share, of the Company (“Series C Stock”) for $700 per share or for an aggregate purchase price of $700,000.  The sale was made in reliance on the exemption from registration under Rule 506 under Regulation D of the Securities Act of 1933, as amended. The proceeds from  the sale of the Series C Stock shall be used for general working capital purposes of the Company and its subsidiaries. The Company intends to work closely with the Investor in seeking to arrange future financing or funding for the Company.  This transaction is part of the Company’s efforts to attain more affordable and more reliable sources of funding or financing for the Company and its operating subsidiaries.

The Agreement also provides, in part,  that: (a) the Series C Stock shall be entitled to elect two directors to the Company Board of Directors as long as the Series C Stock is outstanding, (b) the restatement of the Company Articles of Incorporation to authorize the Series C Stock and a new series of preferred stock, designated “Series B-1 Convertible Preferred Stock, $0.0001 par value per share, (“Series B-1 Stock”) and (c) no senior series of preferred stock to the Series C Stock shall be issued by the Company unless the directors elected by the Series C Stock approve such issuance or the issuance of a senior series of preferred stock is to an “accredited investor” (as defined in Rule 501(a) of Regulation D) for net offering proceeds of $5,000,000 or more.  The Series C Stock can be converted upon holder’s demand into shares of Company Common Stock at a conversion ratio of one share of Series C Stock for sixty seven thousand nine hundred seventy nine and 425/100’s shares of Common Stock; provided, however, in no event shall any holder of Series C Stock be entitled to convert that number of Series C Stock if such conversion would cause the holder of the Series C Stock to own more than 4.99% of the then-outstanding shares of Common Stock (as adjusted for the conversion).  The Series B-1 Stock is convertible upon the holder’s demand into shares of Common Stock at the conversion ratio of one share of Series B-1 Stock for sixty six and 66/100’s shares of Common Stock.  The Series B-1 Stock does not have any voting rights or right to elect directors. The Series C Stock has a liquidation preference of $700 per share and the Series B-1 Stock has a liquidation preference of  $1.00 per share. The Series C Stock otherwise ranks pari passu with the Series B-1 Stock. No registration rights have been granted to the Series C Stock or the Series B-1 Stock.

Under the Agreement, the Investor is entitled from July 9, 2009 through July 9, 2011 to participate in an amount up to or equal to 50% of offering amount of any private placement of the Company’s securities and to do so on the same terms, conditions and price offered other prospective investors in any such private placement. The Agreement also requires the Company to attain and maintain a key man life insurance policy for two years on Stewart Wallach for $700,000 with the Investor as the policy beneficiary.

The Series B-1 Stock is substantially identical to the Series B Convertible Preferred Stock, which has been cancelled by its holders, all directors of the Company, effective on July 9, 2009.  Former holders of the Series B Stock will receive shares of Series B-1 Stock.  The Series B-1 Stock was authorized and the Series B Stock was cancelled to ensure sufficient authorized shares of the B-1 serial preferred stock.

The foregoing summary of the Agreement and Series C Stock is qualified in its entirety to the Agreement, which is attached hereto as Exhibit 10.1 to this Report, and the Amended and Restated Articles of Incorporation of the Company, dated July 9, 2009, which is attached hereto as Exhibit 3.1 to this Report.

5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 9, 2009, the Company filed Amended and Restated Articles of Incorporation (“Restated Articles”) with the Secretary of State of the State of Florida, which amended and restated articles of incorporation are attached hereto as Exhibit 3.1 to this Report.  The Restated Articles were filed to authorize the Series C Stock and Series B-1 Stock and provide for the Series C Stock’s right to elect two directors to the Company’s Board of Directors, and reduce the maximum number of directors to seven.  The foregoing summary is qualified in its entirety by reference to the Restated Articles, attached as Exhibit 3.1 to this Report.

Item 9.01 — Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of CHDT Corporation, dated as of 9 July 2009
10.1	Stock Purchase Agreement, dated July 9, 2009, by CHDT Corporation, its subsidiaries and Involve, LLC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHDT CORPORATION

Date:   July 10, 2009

By: /s/ Stewart Wallach
Stewart Wallach Chief Executive Officer & President

EXHIBIT INDEX

EXHIBIT No.                                                      DESCRIPTION OF EXHIBIT

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of CHDT Corporation, dated as of 9 July 2009
10.1	Stock Purchase Agreement, dated July 9, 2009, by CHDT Corporation, its subsidiaries and Involve, LLC.